                                                                      EXHIBIT 23







                               CONSENT OF KPMG LLP



Shareholders and the Board of Directors
The Oilgear Company:


We consent to incorporation by reference in the registration statements (Nos. 33-67672 and 33-59033) on Form S-8 of The Oilgear Company of our reports dated March 3, 1999, relating to the consolidated balance sheets of The Oilgear Company and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and shareholders' equity, comprehensive income, and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 1998, which reports appear or are incorporated by reference in the December 31, 1998 annual report on Form 10-K of The Oilgear Company.



                                                            /s/ KPMG LLP
                                                            KPMG LLP




Milwaukee, Wisconsin
March 30, 1999